As filed with the Securities and Exchange Commission on April 10, 2020

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TAITRON COMPONENTS INCORPORATED

(Exact name of registrant as specified in its charter)

California	95-4249240
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

28040 West Harrison Parkway, Valencia, California  91355

(Address of Principal Executive Offices) (Zip Code)

Taitron Components Incorporated 2018 Omnibus Incentive Plan

(Full title of the plan)

David Vanderhorst
Chief Financial Officer
c/o Taitron Components Incorporated
28040 West Harrison Parkway

Valencia, California 91355

(Name and address of agent for service)

(661) 257-6060

(Telephone number, including area code, of agent for service)

Copies to:

Jonathan Friedman,

Stubbs Alderton & Markiles, LLP

15260 Ventura Blvd., 20th Floor, Sherman Oaks, CA, 91403

 (818) 444-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $.001 par value	110,000	(2)	$1.62	(3)	$178,200	$23.13
Class A common stock, $.001 par value	105,000	(2)	$1.78	(3)	$186,900	$24.26
Class A common stock, $.001 par value	32,500	(2)	$2.68	(3)	$87,100	$11.31
Class A common stock, $.001 par value	20,000	(2)	$2.95	(3)	$59,000	$7.66
Class A common stock, $.001 par value	732,500	(4)	$2.35	(5)	$1,721,375	$223.43
Totals	1,000,000				$2,232,575	$289.79

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s Common Stock that become issuable under the Taitron Components Incorporated 2018 Omnibus Incentive Plan (the “Plan”), by reason of any share dividend, share split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of the registrant’s Common Stock.

(2)	Represents Common Stock subject to share options under the Plan that are outstanding as of the date this registration statement is being filed.

(3)

Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The price per share and aggregate offering price are based upon the specified exercise price per share with respect to such securities and have been calculated in accordance with Rule 457(c) under the Securities Act.

(4)	Represents Common Stock available for grant under the Plan as of the date this registration statement is being filed.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) of the Securities Act using the average of the high and low sales prices of the registrant’s Common Shares as reported on The Nasdaq Capital Market on April 9, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b). These documents, which include the statement of availability required by Item 2 of Part I, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. The following documents, which are on file with the SEC, are incorporated in this Registration Statement by reference:

(a)     The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020;

(b)     The registrant’s Current Report on Form 8-K filed with the SEC on April 9, 2020;

(c)     The description of the registrant’s Common Stock contained in the registrant’s Registration Statement on Form 8-A filed with the SEC on April 10, 1995, including any amendment or report filed for the purposes of updating such description.

In addition, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 204 of the General Corporation Law of the State of California (the "California Law") permits the limitation of the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders under certain conditions and subject to certain limitations.

Section 317 of the California Law (i) permits indemnification of directors, officers, employees and other agents of the corporation under certain conditions and subject to certain limitations and (ii) provides that the corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees and other agents against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Law (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Law (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Law), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reasons of their status or service as directors or officers (other than liabilities resulting from willful misconduct of a culpable nature), and to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

Section 317 of the California Law and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File Number	Exhibit	Filing Date
3.1	Amended and Restated Articles of Incorporation.					X
3.2	Bylaws.					X
5.1	Opinion of Stubbs Alderton & Markiles, LLP					X
23.1	Consent of TAAD, LLP					X
23.2	Consent of Haskell & White LLP					X
23.3	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page)					X
99.1	Taitron Components Incorporated 2018 Omnibus Incentive Plan	DEF 14A	000-25844	Appendix A	April 30, 2018

Item 9. Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 10, 2020.

TAITRON COMPONENTS INCORPORATED

By:	/s/ David Vanderhorst
David Vanderhorst
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stewart Wang and David Vanderhorst as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stewart Wang	Director, Chief Executive Officer and President	April 10, 2020
Stewart Wang	(Principal Executive Officer)

/s/ David Vanderhorst	Chief Financial Officer	April 10, 2020
David Vanderhorst	(Principal Financial and Accounting Officer)

/s/ Richard Chiang	Director	April 10, 2020
Richard Chiang

/s/ Johnson Ku	Chairman of the Board	April 10, 2020
Johnson Ku

/s/ Craig Miller	Director	April 10, 2020
Craig Miller

/s/ Chi-Lin Chung	Director	April 10, 2020
Chi-Lin Chung